UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 30, 2013

SMTC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
635 Hood Road
Markham, Ontario, Canada L3R 4N6
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

            On May 30, 2013, SMTC Corporation, a Delaware corporation (the “Company”) received a letter from the Nasdaq Listing Qualifications Department (“Nasdaq”) indicating that the Company no longer complies with the independent director and audit committee composition requirements set forth in Nasdaq’s Listing Rule 5605. Specifically, Nasdaq Listing Rule 5605(b)(1) requires that a majority of the Company’s Board of Directors be comprised of independent members and Nasdaq Listing Rule 5605(c)(2) requires that the Company’s Audit Committee be comprised of at least three independent members (“Independence Requirements”).  The Company’s noncompliance with the Independence Requirements resulted from: (a) Lawrence H. Silber’s appointment as the Company’s Interim President and CEO; and (b) Clarke H. Bailey’s appointment as Executive Chairman and Principal Accounting Officer, as previously disclosed on Form 8-K which the Company filed on May 16, 2013.

The Company has until November 12, 2013 (“cure period”) to regain compliance with the Independence Requirements. The Company is conducting a search for new directors who meet the Nasdaq requirements and are available for appointment to the Company’s board of directors and audit committee within the allowed cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2013	SMTC CORPORATION By: /s/ Lawrence H. Silber Name: Lawrence H. Silber Title: Interim Chief Executive Officer